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                                                                    EXHIBIT 10.6




                            INDEMNIFICATION AGREEMENT


            This Agreement made and entered into this _____ day of __________, 1997, by and between TOTAL ENTERTAINMENT RESTAURANT CORP., a Delaware corporation, hereinafter called the "Company," and ________________, hereinafter called "Indemnitee."

                              W I T N E S S E T H :

            WHEREAS, the Company is desirous of providing Indemnitee with limitation of liability and indemnification to the fullest extent permitted by law;

            WHEREAS, the Company desires to have Indemnitee serve or continue to serve as a director or officer of the Company or any other corporation, subsidiary, partnership, joint venture, trust, or other enterprise (herein called "Affiliate") of which he has been or is serving at the request, for the convenience, or to represent the interest of the Company, with the assurance that the Company will indemnify him, and use its best efforts to obtain adequate insurance to indemnify him or that the combination of the two will be sufficient to indemnify him against costs and risks of claims for damages by reason of his being a director or officer of the Company or of an Affiliate, or by reason of his decisions or actions on their behalf;

            WHEREAS, although the Company believes that the coverage of any directors' and officers' liability insurance obtained will be adequate to protect and indemnify Indemnitee from liability, to ensure Indemnitee sufficient protection, the Company has agreed to provide Indemnitee with the benefits contemplated by this Agreement, which benefits are intended to supplement, if necessary, the Company's proposed directors' and officers' liability insurance policy; and
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            WHEREAS, Indemnitee desires to serve or to continue to serve as such director or officer provided that he is furnished with the indemnity provided for hereinafter, in one or more of such capacities.

            NOW, THEREFORE, for and in consideration of the premises and the covenants contained herein, the Company and Indemnitee do hereby covenant and agree as follows:

            1. AGREEMENT TO SERVE. Indemnitee will serve and/or continue to serve the Company or an Affiliate of the Company, at the will of the Company as a director and/or officer faithfully and to the best of his ability so long as he is duly elected and qualified in accordance with the provisions of the Certificate of Incorporation and the By-laws thereof, or until such time as he tenders his resignation in writing.

            2.    MAINTENANCE OF D&O INSURANCE.

                  (a) The Company hereby represents and warrants that Exhibit A contains a summary description of the proposed policies of directors' and officers' liability insurance that the Company will use its best efforts to obtain and that upon the effectiveness of a Registration Statement on Form S-1 relating to up to 2,300,000 shares of the Company's Common Stock, par value $.01, filed by the Company with the Securities and Exchange Commission, such policies are anticipated to be in full force and effect.

                  (b) The Company hereby covenants and agrees that, so long as Indemnitee shall continue to serve as a director or officer of the Company or an Affiliate and thereafter so long as Indemnitee shall be subject to any possible claim or threatened, pending or completed action, suit or proceeding, whether civil, criminal or investigative, by reason of the fact that Indemnitee was a director or officer of the Company or an Affiliate, the Company shall use


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its best efforts to maintain in full force and effect directors' and officers'
liability insurance; provided, however, that the Company shall no longer be required to maintain such insurance to the extent that the cost thereof in the sole discretion of the Company becomes excessive.

                  (c) In all policies of directors' and officers' liability insurance, Indemnitee shall be named as an insured in such a manner as to provide Indemnitee the same rights and benefits, subject to the same limitations, as are accorded to the Company's or its Affiliates' directors or officers most favorably insured by such policy.

            3.    INDEMNIFICATION.

                  (a) The Company hereby agrees to indemnify and hold harmless Indemnitee to the fullest extent permitted by the Certificate of Incorporation, By-laws, the Delaware General Corporation Law (the "DGCL") or any other applicable law as may be amended from time to time, against any and all amounts which he is or becomes obligated to pay because of any charge, claim or claims, whether civil or criminal, made against him because of any act or omission or neglect or breach of duty, including any actual or alleged error or misstatement or misleading statement or other act done or wrongfully attempted, which he commits or suffers while acting in his capacity as an officer or director of the Company or an Affiliate thereof and because of his being such an officer or director; provided, however, that if the DGCL is repealed or modified the result of which limits Indemnitee's indemnification rights and/or protection under the DGCL, then with respect to any event occurring prior to such repeal or modification, Indemnitee shall be entitled to the rights and protection provided under the DGCL as if such repeal or modification would not result in the Company violating any provision of the DGCL or other applicable law. The payments which the Company will be obligated to


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make hereunder shall include but shall not be limited to all expenses (including attorney's fees), damages, judgments, fines, settlements and costs, cost of investigation and costs of defense of actual or threatened legal actions, claims or judicial administrative or other proceedings and appeals therefrom and costs of attachment or similar bonds and shall be payable within 30 days after the Indemnitee has given the Company a written claim for such funds, as set forth in
Section 2(b) hereof; provided, however, that the Company shall not be obligated to pay fines or other obligations or fees imposed by law or otherwise which is prohibited by applicable law from paying as indemnity. To the full extent so permitted, the foregoing shall apply to actions by or in the right of the Company and require the Company to pay expenses, including bail bonds, if any, in advance of final disposition as set forth above.

                  (b) If a claim under this Agreement is not paid by the Company, or on its behalf, within 30 days after a written claim has been given to the Company, the Indemnitee may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim and if successful, the Indemnitee shall also be entitled to be paid all costs and expenses of prosecuting such claim, including attorney's fees and interest. As a condition precedent to his right to be indemnified hereunder, Indemnitee shall give the Company notice of writing as soon as reasonably practicable of any claim made against him for which indemnity will or could be sought under this Agreement. Notice to the Company shall be directed to Total Entertainment Restaurant Corp., 300 Crescent Court, Building 300, Suite 850, Dallas, Texas 75201 Attention:
Secretary and shall be deemed received if sent by registered or certified mail, return receipt requested.


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                  (c) In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee.

            4. LIMITATIONS. The Company shall not be liable under this Agreement to make any payment in connection with any claim:

                  (a) for which payment is actually made to the Indemnitee under a valid and collectable Company insurance policy, which premiums are paid by the Company or any of its Affiliates, except in respect of any deductible and excess beyond the amount of payment under such insurance;

                  (b) for which the Indemnitee is indemnified by the Company otherwise than pursuant to this Agreement, provided such amount has previously been paid to the Indemnitee;

                  (c) based upon or attributable to the Indemnitee gaining in fact any personal profit or advantage to which he was not legally entitled;

                  (d) for an accounting of profits in fact made from the purchase or sale by the Indemnitee of securities of the Company within the meaning of applicable law;

                  (e) brought about or contributed to by the dishonesty of the Indemnitee seeking payment hereunder; provided, however, notwithstanding the foregoing, the Indemnitee shall be protected under this Agreement as to any claims upon which suit may be brought against him by reason of any alleged dishonesty on his part, unless a judgment or other final and nonappealable adjudication thereof adverse to the Indemnitee shall establish that he committed acts of active and deliberate dishonesty with actual dishonest purpose and intent, which acts were material and an essential element to the cause of actions so adjudicated; and


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                  (f) by an Indemnitee who acts as a plaintiff suing other
directors or officers of the Company or its Affiliates.

            5. CUMULATIVE RIGHTS AND SEVERABILITY. Nothing herein shall be deemed to diminish or otherwise restrict the Indemnitee's right to indemnification under the Company's directors' and officers' liability insurance, any provision of the Certificate of Incorporation, By-laws, vote of stockholders or disinterested directors, or under the DGCL or any other applicable law. On the contrary, the rights granted to Indemnitee hereunder are intended to protect Indemnitee to the fullest extent permitted by law and shall be cumulative and in addition to any rights that Indemnitee may have from any other source. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever, (i) the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby and (ii) to the fullest extent possible the provisions of this Agreement shall be construed so as to give effect to the intent manifested by the provisions held invalid, illegal or unenforceable.

            6. SURVIVAL. The provisions of this Agreement shall inure to the benefit of Indemnitee, his heirs, executors and administrators, and shall be binding on the successors and assigns of the Company whether by operation of law or otherwise. The obligations of the Company hereunder will survive (i) any actual or purported termination of this Agreement by the Company or its successors or assigns, whether by operation or law or otherwise, (ii) any change in the Company's Certificate of Incorporation or By-laws and (iii) termination of the indemnity services to the Company (whether such services were terminated by the Company or the Indemnitee), whether or not a claim is made or an action or proceeding is threatened or


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commenced before or after the actual or purported termination of the Agreement, change in the Certificate of Incorporation or By-laws, or termination of the Indemnitee's services.

            7. GOVERNING LAW. The parties hereto agree that this Agreement shall be construed and enforced in accordance with and governed by the internal laws of the State of Delaware.

            8. SUCCESSOR AND ASSIGNS. This Agreement shall be (i) binding upon all successors and assigns of the Company (including any transferee of all or substantially all of its assets and any successor by merger or otherwise by operation of law) and (ii) shall be binding on and inure to the benefit of the heirs, personal representatives and estate of the Indemnitee.

            9. BOARD APPROVAL. This Agreement has been approved by the Board of Directors of the Company.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and signed as of the day and year first above written.



                                    TOTAL ENTERTAINMENT RESTAURANT CORP.



                                    __________________________________________
                                    Title:  Michael A. Nahkunst, President


                                    INDEMNITEE



                                    __________________________________________
                                    Name:


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                                 EXHIBIT "A" TO
                            INDEMNIFICATION AGREEMENT
                            DATED ____________ , 1997


TERMS AND CONDITIONS:

-     Co-insurance            -0-

-     Retroactive Date: 1997, date of Delaware incorporation

-     Arbitration Endorsement

-     Service of Suit

-     Broad Form Prior Acts exclusion

-     Provide defense cost coverage only of:
      -     $250,000 per claim/
            $500,000 aggregate for following named perils:

            - Insured vs. Insured, except for employment contractual disputes & wrongful termination.

            -     Failure to maintain insurance.

- Provides Broad Form outside directorship liability for non-profit organizations.

-     Six (6) months discovery period at 50% additional premium.


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